ROSS MILLER
SECRETARY OF STATE
206 NORTH CARSON STREET
CARSON CITY, NEVADA 89701-4299
(775) 684 5708

                           ARTICLES OF INCORPORATION


                             (Pursuant to NRS 78)


Pursuant to the general business laws of Nevada Revised Statutes 78, the undersigned, being an adult person, submits these Articles of Incorporation for the purpose of forming a for profit corporation.





NAME. The name of the corporation is Zhongke Biotec Agriculture (USA) Company.


 REGISTERED AGENT AND ADDRESS. The initial registered agent and the initial registered address of the Company is:


Silver  Shield  Services,  Inc.,  2840 Hwy 95 Alt. S #7, Silver Springs, Nevada
89429

SHARES



The maximum number of shares of capital stock which this Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock at $.001 par value. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:



          Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.





          Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.



Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.



          Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.





       In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.





          Common Stock - Other Provisions.





        (a) Voting Rights. The shares of Common Stock shall have the following voting rights:



         (1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.





        Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).





       (b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.



COMPROMISES WITH CREDITORS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Nevada Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Nevada Code order a meeting of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

AMENDMENTS TO BYLAWS

The power to amend the bylaws is reserved to the Board of Directors and the Board of Directors shall have full power to amend the bylaws as they deem fit, from time to time, without necessity of shareholder vote or approval.

REMOVAL OF ENTIRE BOARD OF DIRECTORS

The entire board of directors may not be removed by shareholder action. No more than two directors may be replaced at any single shareholder meeting except to fill empty seats on the board. The terms of the board members may be staggered if so set forth in the Bylaws of the Company.

ACTION WITHOUT MEETING

Except when prohibited by Nevada law, the corporation can take any lawful action without a meeting of the Board of Directors or shareholders if such action is taken by a majority of the Board of Directors or a majority in interest of the shareholders entitled to vote.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER REPRESENTATIVES.

Limitation of Personal Liability.No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Nevada is amended after the date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Indemnification. The Corporation shall, to  the  fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


NAMES AND ADDRESSES OF BOARD OF DIRECTORS. The following person, a natural person at least 18 years of age shall be the initial director:

         Chen Min

         c/o Dukang Group

         Van Metropolis A-28F

         Tang Yan Road 35#

         Xian City, Shaanxi Province, China 710065


NAME, ADDRESS AND SIGNATURE OF INCORPORATOR. The name and address of each incorporator is:


Charles Barkley


6201 Fairview Road, Suite 200


Charlotte, NC 28210





Signatures:

__________________________________         Signed this date: 2007-10-20

Charles Barkley, Incorporator



CERTIFICATE OF ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT:

I hereby accept appointment as Registered Agent for the above named corporation.



___________________________________                         ___________

AUTHORIZED SIGNATURE OF R. A. OR ON BEHALF OF R. A.COMPANY  DATE